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                                                                   Exhibit 23.3


                                  [LETTERHEAD]

June 25, 2001


         I hereby consent to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as the expert mining engineer for the registrant, Prelude Ventures, Inc.

Sincerely,


/s/ Edward P. Jucevic
--------------------------
Edward P. Jucevic, P.E.